Exhibit 1.1

Execution Version

2,600,000 Common Units

NUSTAR ENERGY L.P.

Representing Limited Partner Interests

UNDERWRITING AGREEMENT

November 13, 2007

LEHMAN BROTHERS INC.

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several

Underwriters named in Schedule I attached hereto,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell an aggregate of 2,600,000 common units (the “Firm Units”), including 168,000 common units to William E. Greehey (the “Affiliate Units”), each representing limited partner interests in the Partnership (the “Common Units”). In addition, the Partnership proposes to grant to the underwriters (the “Underwriters”) named in Schedule I attached to this agreement (this “Agreement”) an option to purchase up to an aggregate of 390,000 additional Common Units on the terms and for the purposes set forth in Section 2 (the “Option Units”). The Firm Units and the Option Units, if purchased, are hereinafter collectively called the “Offered Units.”

This is to confirm the agreement among the Partnership, Riverwalk Logistics, L.P., a Delaware limited partnership and the general partner of the Partnership (the “General Partner”), NuStar GP, LLC, a Delaware limited liability company and the general partner of the General Partner (“NuStar GP”), NuStar Logistics, L.P., a Delaware limited partnership (“NuStar Logistics”), NuStar GP, Inc., a Delaware corporation and the general partner of NuStar Logistics (“GP, Inc.”), Kaneb Pipe Line Operating Partnership, L.P., a Delaware limited partnership (“KPOP”), and Kaneb Pipe Line Company, LLC, a Delaware limited liability company and the general partner of KPOP (“Kaneb GP”), and the Underwriters concerning the purchase of the Offered Units from the Partnership by the Underwriters. The Partnership, the General Partner, NuStar GP, NuStar Logistics, GP, Inc., KPOP and Kaneb GP are collectively referred to herein as the “Partnership Parties.”

A. It is understood and agreed to by all parties hereto that NuStar GP Holdings, LLC, a Delaware limited liability company (“NuStar Holdings”), owns as of the Initial Delivery Date (as defined in Section 3 hereof):

(i) a 2% general partner interest in the Partnership, held indirectly through a 100% indirect ownership interest in the General Partner;

(ii) 10,213,894 Common Units held indirectly through a 100% ownership interest in Riverwalk Holdings, LLC, a Delaware limited liability company (“Riverwalk Holdings”);

(iii) 18,436 Common Units held indirectly through a 100% ownership interest in NuStar GP; and

(iv) all of the incentive distribution rights in the Partnership (the “Incentive Distribution Rights”), held indirectly through a 100% ownership interest in the General Partner;

each as more particularly described in the Preliminary Prospectus and the Prospectus (as such terms are hereinafter defined).

B. It is further understood and agreed to by all parties hereto that as of the date hereof the Partnership owns:

(i) a 99.99% limited partner interest in NuStar Logistics;

(ii) a 0.01% general partner interest in NuStar Logistics, indirectly held through its 100% ownership interest in GP, Inc.;

(iii) a 99% limited partner interest in Kaneb Pipe Line Partners, L.P., a Delaware limited partnership (“KPP”);

(iv) a 1% general partner interest in KPP, indirectly held through a 100% indirect ownership interest in Kaneb GP;

(v) a 100% membership interest in Kaneb GP and the general partner of KPP and KPOP, as hereinafter defined, held indirectly through a 100% membership interest in Kaneb Services, LLC, a Delaware limited liability company and sole member of Kaneb GP (“Kaneb Services”);

(vi) a 100% ownership interest in KPOP (together with KPP, Kaneb GP and Kaneb Services, the “Kaneb OLP Entities”), held indirectly through KPP and Kaneb GP; and

(vii) a 100% ownership interest in each of the subsidiaries listed on Schedule II hereto, except as otherwise indicated on Schedule II (collectively, the “Operating Subsidiaries” and each individually an “Operating Subsidiary”), held, directly or indirectly, through either of NuStar Logistics or KPOP.

NuStar GP, Riverwalk Holdings, the Partnership, the General Partner, NuStar Logistics, GP, Inc. and the Kaneb OLP Entities are collectively referred to herein as the “Partnership Entities.”

C. Prior to the execution hereof:

(i) CITGO Asphalt Refining Company, a New Jersey general partnership, and NuStar Asphalt Refining, LLC, a Delaware limited liability company and wholly owned subsidiary of the Partnership (“NuStar Asphalt”), entered into a Sale and Purchase Agreement dated November 5, 2007 (the “CARCO Purchase Agreement”).

The “Transaction Documents” shall mean the CARCO Purchase Agreement. The “Organizational Documents” shall mean the NuStar GP LLC Agreement, the Riverwalk Holdings LLC Agreement, the GP Partnership Agreement, the Partnership Agreement, the NuStar Logistics Partnership Agreement, the Kaneb Services LLC Agreement, the Kaneb GP LLC Agreement, the KPP Partnership Agreement and the KPOP Partnership Agreement (as such terms are defined in Section 1 hereof). The “Operative Agreements” shall mean the Transaction Documents and the Organizational Documents collectively.

The Partnership Parties wish to confirm as follows their agreement with you in connection with the purchase of the Offered Units from the Partnership by the Underwriters.

1. Representations, Warranties and Agreements of the Partnership Parties. Each of the Partnership Parties represents, warrants and agrees that:

(a) Registration; Definitions; No Stop Order. A registration statement (Registration No. 333-143095) on Form S-3 relating to the Offered Units has (i) been prepared by the Partnership in conformity with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) promulgated thereunder; (ii) been filed with the Commission under the Securities Act; and (iii) become effective under the Securities Act. Copies of such registration statement and any amendment thereto have been delivered or otherwise made available by the Partnership to you as the representatives of the Underwriters (the “Representatives”). As used in this Agreement:

(i) “Applicable Time” means 7:00 a.m. (New York City time) on November 14, 2007;

(ii) “Effective Date” means any date as of which any part of such registration statement relating to the Offered Units became, or is deemed to have become, effective under the Securities Act in accordance with the Rules and Regulations;

(iii) “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 of the Rules and Regulations) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Offered Units;

(iv) “Preliminary Prospectus” means any preliminary prospectus relating to the Offered Units included in such registration statement or filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including any preliminary prospectus supplement thereto relating to the Offered Units;

(v) “Pricing Disclosure Package” means, as of the Applicable Time, the most recent Preliminary Prospectus, together with each Issuer Free Writing Prospectus set forth on Schedule IV hereto and the information set forth on Schedule V hereto;

(vi) “Prospectus” means the final prospectus relating to the Offered Units, including any prospectus supplement thereto relating to the Offered Units, as filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations; and

(vii) “Registration Statement” means, collectively, the various parts of such registration statement, each as amended as of the Effective Date for such part, including any Preliminary Prospectus or the Prospectus and all exhibits to such registration statement.

Any reference to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents incorporated by reference therein pursuant to Form S-3 under the Securities Act as of the date of such Preliminary Prospectus or the Prospectus, as the case may be. Any reference to the “most recent Preliminary Prospectus” shall be deemed to refer to the latest Preliminary Prospectus included in the Registration Statement or filed pursuant to Rule 424(b) on or prior to the date hereof. Any reference to any amendment or supplement to any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any document filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of such Preliminary Prospectus or the Prospectus, as the case may be, and incorporated by reference in such Preliminary Prospectus or the Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to include, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Units, any reports of the Partnership filed with the Commission pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act after the Effective Date that is incorporated by reference in the Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the effectiveness of the Registration Statement, and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement.

(b) Partnership Status as “Well-Known Seasoned Issuer.” The Partnership has been since the time of initial filing of the Registration Statement and continues to be a “well-known seasoned issuer” (as defined in Rule 405) eligible to use Form S-3 for the offering of the Offered Units, including not having been an “ineligible issuer” (as defined in Rule 405) at any such time or date. The Registration Statement is an “automatic shelf registration statement” (as defined in Rule 405) and was filed not earlier than the date that is three years prior to the applicable Delivery Date (as defined in Section 5).

(c) Registration Statement and Prospectus Conform to the Requirements of the Securities Act. The Registration Statement conformed when filed and, on the

Effective Date and on the applicable Delivery Date, will conform in all material respects, and any amendment to the Registration Statement filed after the date hereof will conform in all material respects when filed, to the requirements of the Securities Act and the Rules and Regulations. The Preliminary Prospectus conformed when filed, and the Prospectus will conform, in all material respects when filed with the Commission pursuant to Rule 424(b) and on the applicable Delivery Date, to the requirements of the Securities Act and the Rules and Regulations. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus conformed, and any further documents so incorporated will conform, when filed with the Commission, in all material respects to the requirements of the Exchange Act or the Securities Act, as applicable, and the rules and regulations of the Commission thereunder.

(d) No Material Misstatements or Omissions in Registration Statement. The Registration Statement did not, as of the Effective Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(e) No Material Misstatements or Omissions in Prospectus. The Prospectus will not, as of its date and on the applicable Delivery Date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Prospectus in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(f) No Material Misstatements or Omissions in Documents Incorporated by Reference. The documents incorporated by reference in any Preliminary Prospectus or the Prospectus did not, and any further documents filed and incorporated by reference therein will not, when filed with the Commission, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(g) No Material Misstatements or Omissions in Pricing Disclosure Package. The Pricing Disclosure Package did not, as of the Applicable Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Pricing Disclosure Package in reliance upon and in conformity with written information furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information is specified in Section 7(e).

(h) No Material Misstatements or Omissions in Issuer Free Writing Prospectuses. Each Issuer Free Writing Prospectus (including, without limitation, any road show that constitutes a free writing prospectus under Rule 433), when considered together with the Pricing Disclosure Package as of the Applicable Time, (i) did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) did not conflict with the information then contained in the Registration Statement.

(i) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery requirements and any filing and record keeping requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus without the prior consent of the Representatives. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Offered Units will not be required to be filed pursuant to the Rules and Regulations.

(j) Formation and Qualification. Each of the Partnership Entities has been duly organized and is validly existing and in good standing as a limited partnership, limited liability company or corporation, as applicable, under the laws of its jurisdiction of organization and is duly qualified to do business and in good standing as a foreign limited partnership, foreign limited liability company or foreign corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing would not, and except where the failure of the Kaneb OLP Entities to be so duly organized would not, (i) in the aggregate, reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, unitholders’ or stockholders’ equity, properties, business or prospects of the Partnership and its subsidiaries (as defined in Rule 405) taken as a whole (a “Material Adverse Effect”); or (ii) subject the partners of the Partnership to any material liability or disability; and each of the Partnership Entities has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged in all material respects as described in the Pricing Disclosure Package.

(k) Ownership of Riverwalk Holdings by NuStar Holdings. At each Delivery Date, NuStar Holdings will be the sole member of Riverwalk Holdings and will own 100% of the issued and outstanding membership interests in Riverwalk Holdings; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Riverwalk Holdings (the “Riverwalk Holdings LLC Agreement”), and are fully paid (to the extent required under the Riverwalk Holdings LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and NuStar Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims.

(l) Ownership of NuStar GP by NuStar Holdings. At each Delivery Date, NuStar Holdings will be the sole member of NuStar GP and will own 100% of the issued and outstanding membership interests in NuStar GP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of NuStar GP (the “NuStar GP LLC Agreement”), and are fully paid (to the extent required under the NuStar GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and NuStar Holdings owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims.

(m) Ownership of the General Partner Interest in the General Partner. At each Delivery Date, NuStar GP will be the sole general partner of the General Partner with a 0.1% general partner interest in the General Partner; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of the General Partner (the “GP Partnership Agreement”); and NuStar GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

(n) Ownership of the Limited Partner Interests in the General Partner. At each Delivery Date, Riverwalk Holdings will be the sole limited partner of the General Partner with a 99.9% limited partner interest in the General Partner; such limited partner interest has been duly authorized and validly issued in accordance with the GP Partnership Agreement and is fully paid (to the extent required under the GP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Riverwalk Holdings owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

(o) Ownership of the General Partner Interest and Incentive Distribution Rights in the Partnership. At each Delivery Date, the General Partner will be the sole general partner of the Partnership with a 2% general partner interest and 100% of the Incentive Distribution Rights in the Partnership; such general partner interest and Incentive Distribution Rights have been duly authorized and validly issued in accordance with the limited partnership agreement of the Partnership (the “Partnership Agreement”) and, in the case of the Incentive Distribution Rights, are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and the General Partner owns such general partner interest and Incentive Distribution Rights, in each case, free and clear of all liens, encumbrances, security interests, charges or claims.

(p) Ownership of the Partnership’s Common Units by NuStar Holdings. At the Initial Delivery Date, Riverwalk Holdings and NuStar GP, direct wholly owned subsidiaries of NuStar Holdings, will own 10,213,894 and 18,436 Common Units, respectively, in the Partnership; such limited partner interests have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and Riverwalk Holdings and NuStar GP own such limited partner interests free and clear of all liens, encumbrances, security interests, charges or claims.

(q) Ownership of GP, Inc. by the Partnership. At each Delivery Date, the Partnership will own 100% of the issued and outstanding capital stock of GP, Inc.; such shares of capital stock have been duly authorized and validly issued in accordance with the certificate of incorporation and bylaws of GP, Inc., as amended to date, and are fully paid and nonassessable; and the Partnership owns such shares of capital stock free and clear of all liens, encumbrances, security interests, charges or claims.

(r) Ownership of the General Partner Interest in NuStar Logistics. At each Delivery Date, GP, Inc. will be the sole general partner of NuStar Logistics with a 0.01% general partner interest in NuStar Logistics; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of NuStar Logistics (the “NuStar Logistics Partnership Agreement”); and GP, Inc. owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

(s) Ownership of the Limited Partner Interest in NuStar Logistics. At each Delivery Date, the Partnership will be the sole limited partner of NuStar Logistics with a 99.99% limited partner interest in NuStar Logistics; such limited partner interest has been duly authorized and validly issued in accordance with the NuStar Logistics Partnership Agreement and is fully paid (to the extent required under the NuStar Logistics Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

(t) Ownership of Kaneb Services by the Partnership. At each Delivery Date, the Partnership will be the sole member of Kaneb Services and will own 100% of the issued and outstanding membership interests in Kaneb Services; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Kaneb Services (the “Kaneb Services LLC Agreement”), and are fully paid (to the extent required under the Kaneb Services LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and the Partnership owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims.

(u) Ownership of Kaneb GP. At each Delivery Date, Kaneb Services, a wholly owned subsidiary of the Partnership, will be the sole member of Kaneb GP and will own 100% of the issued and outstanding membership interests in Kaneb GP; such membership interests have been duly authorized and validly issued in accordance with the limited liability company agreement of Kaneb GP (the “Kaneb GP LLC Agreement”), and are fully paid (to the extent required under the Kaneb GP LLC Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act); and Kaneb Services owns such membership interests free and clear of all liens, encumbrances, security interests, charges or claims.

(v) Ownership of the General Partner Interest in KPP. At each Delivery Date, Kaneb GP will be the sole general partner of KPP with a 1% general partner interest in KPP; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of KPP (the “KPP Partnership Agreement”); and Kaneb GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

(w) Ownership of the Limited Partner Interest in KPP. At each Delivery Date, the Partnership will be the sole limited partner of KPP with a 99% limited partner interest in KPP; such limited partner interest has been duly authorized and validly issued in accordance with the KPP Partnership Agreement and is fully paid (to the extent required under the KPP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and the Partnership owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

(x) Ownership of the General Partner Interest in KPOP. At each Delivery Date, Kaneb GP will be the sole general partner of KPOP with a 1% general partner interest in KPOP; such general partner interest has been duly authorized and validly issued in accordance with the limited partnership agreement of KPOP (the “KPOP Partnership Agreement”); and Kaneb GP owns such general partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

(y) Ownership of the Limited Partner Interest in KPOP. At each Delivery Date, KPP will be the sole limited partner of KPOP with a 99% limited partner interest in KPOP; such limited partner interest has been duly authorized and validly issued in accordance with the KPOP Partnership Agreement and is fully paid (to the extent required under the KPOP Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act); and KPP owns such limited partner interest free and clear of all liens, encumbrances, security interests, charges or claims.

(z) Ownership of the Operating Subsidiaries. Except as set forth on Schedule II hereto, at each Delivery Date, each of NuStar Logistics and KPOP, as applicable, will own 100% of the outstanding capital stock, membership interests or partnership interests, as the case may be, in each of the Operating Subsidiaries; such stock, membership interests or partnership interests have been duly authorized and validly issued in accordance with the applicable certificate of incorporation and bylaws, certificate of formation and limited liability company agreement or certificate of limited partnership and partnership agreement of each Operating Subsidiary, as the case may be (collectively, the “Operating Subsidiaries Operative Documents” and, as to each individual Operating Subsidiary, the “Operating Subsidiary Operative Document”), except where the failure of such stock, membership interests or partnership interests to be so duly authorized and validly issued would not, individually or in the aggregate, have a Material Adverse Effect, and, except in the case of the general partner interests, are fully paid (to the extent required under the applicable Operating Subsidiary Operative Document) and nonassessable (except as such nonassessability may be affected by matters described in Section 18-607 of the Delaware LLC Act or Section 17-607 of the Delaware LP Act, as the case may be); and each of NuStar Logistics and KPOP, as applicable, own all such stock, membership interests or partnership interests, as the case may be, free and clear of all liens, encumbrances, security interests, charges or claims (collectively, “Liens”).

(aa) No Other Subsidiaries. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed on Schedule II hereto. None of the subsidiaries of the Partnership (other than NuStar Logistics, KPOP, Support Terminals Operating Partnership, L.P., a Delaware limited partnership (“STOP”) and Shore Terminals LLC, a Delaware limited liability company (“Shore Terminals”)) is a “significant subsidiary” (as defined in Rule 405).

(bb) Capitalization. At the Initial Delivery Date, the issued and outstanding Common Units of the Partnership will consist of 49,409,749 Common Units, except for any issuances of Common Units since September 30, 2007 under the NuStar GP, LLC Second Amended and Restated 2000 Long-Term Incentive Plan.

(cc) Valid Issuance of Firm Units. At each Delivery Date, the Firm Units or the Option Units, as the case may be, and the limited partner interests represented thereby will be duly authorized by the Partnership and, when issued and delivered to the Underwriters against payment therefor in accordance with the terms hereof, will be validly issued, fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by matters described in Section 17-607 of the Delaware LP Act and as otherwise disclosed in the Prospectus).

(dd) No Preemptive Rights, Registration Rights or Options. Except as identified in the most recent Preliminary Prospectus and the Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership Parties; or (ii) outstanding options or warrants to purchase any securities of the Partnership Parties. Neither the filing of the Registration Statement nor the offering or sale of the Offered Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of the Partnership Parties.

(ee) Authority and Authorization. At each Delivery Date, all corporate, partnership and limited liability company action, as the case may be, required to be taken by any of the Partnership Entities or NuStar Asphalt, as applicable, or any of their respective unitholders, stockholders, members or partners for the authorization, sale and delivery of the Offered Units, the execution and delivery of the Operative Agreements and the consummation of the transactions contemplated by this Agreement and the Transaction Documents, shall have been validly taken.

(ff) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of the Partnership Parties.

(gg) Authorization, Execution, Delivery and Enforceability of Certain Agreements. At or before the Initial Delivery Date, the Operative Agreements will have been duly authorized, executed and delivered by NuStar Asphalt and the Partnership Entities party thereto, as applicable, and, assuming the due authorization, valid execution and delivery by the other parties thereto, each will be a valid and legally binding agreement of NuStar Asphalt and the Partnership Entities party thereto, as applicable, enforceable against such parties in accordance with its terms; provided that, with respect to each agreement described in this Section 1(gg), the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); provided further; that the indemnity, contribution and exoneration provisions contained in any of such agreements may be limited by applicable laws and public policy.

(hh) No Conflicts. None of the offering and sale by the Partnership of the Offered Units, the execution, delivery and performance of this Agreement by the Partnership Parties and the Operative Agreements by NuStar Asphalt or the Partnership Entities that are parties thereto, as applicable, or the consummation of any other transactions contemplated by this Agreement or the Operative Agreements (i) conflicts with or will conflict with, or constitutes or will constitute a violation of, the certificate of limited partnership or agreement of limited partnership, certificate of formation or limited liability company agreement, the charter or bylaws, or any other organizational documents of any of the Partnership Entities, (ii) conflicts with or will conflict with, or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under, any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Partnership Entities is a party or by which any of them are bound or to which any of their respective properties is subject, (iii) violates or will violate any statute, law, rule or regulation, or any judgment, order or decrees of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over any of the

Partnership Entities or any of their properties or assets, or (iv) will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities, except, in the case of clauses (ii), (iii) and (iv), for such conflicts, breaches, violations, defaults, Liens, charges or encumbrances as would not, individually or in the aggregate, have a Material Adverse Effect, or could materially impair the ability of any of the Partnership Entities or NuStar Asphalt, as applicable, to perform their respective obligations under this Agreement or the Transaction Documents.

(ii) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body is required in connection with the execution and delivery of this Agreement by the Partnership Parties or the consummation of the Transaction Documents by NuStar Asphalt, except for (i) such permits, consents, approvals and similar authorizations required under the Securities Act, the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and state securities or “Blue Sky” laws, (ii) such consents that have been, or prior to the Delivery Date will be, obtained, (iii) such consents that, if not obtained, would not have a Material Adverse Effect and (iv) as disclosed in the most recent Preliminary Prospectus and the Prospectus.

(jj) No Defaults. None of the Partnership Entities is in (i) violation of its agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, or of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it or (ii) breach or default (or an event which, with notice or lapse of time or both, would constitute such an event) in the performance of any term, covenant or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties is subject which breach, default or violation would, if continued, have a Material Adverse Effect or could materially impair the ability of any of the Partnership Entities or NuStar Asphalt, as applicable, to perform their respective obligations under this Agreement or the Transaction Documents.

(kk) Conformity of Common Units to Description in the most recent Preliminary Prospectus and Prospectus. The Common Units conform in all material respects to the description thereof contained in the most recent Preliminary Prospectus and Prospectus.

(ll) No Integration. None of the Partnership Parties has sold or issued any securities that would be integrated with the offering of the Offered Units contemplated by this Agreement pursuant to the Securities Act, the Rules and Regulations or the interpretations thereof by the Commission.

(mm) No Material Adverse Change. None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or long-term debt of any of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition or otherwise, results of operations, unitholders’ or stockholders’ equity, properties, management, business or prospects of any of the Partnership Entities taken as a whole, in each case except as would not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Since the date of the latest audited financial statements included in the most recent Preliminary Prospectus and the Prospectus, none of the Partnership Entities has incurred any liability or obligation, direct, indirect or contingent, or entered into any transactions not in the ordinary course of business, that, individually or in the aggregate, is material to any of the Partnership Entities, taken as a whole, otherwise than as set forth or contemplated in the most recent Preliminary Prospectus and the Prospectus.

(nn) Conduct of Business. Since the date as of which information is given in the most recent Preliminary Prospectus and the Prospectus, none of the Partnership Entities have (i) incurred any liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any material transaction not in the ordinary course of business or (iii) declared, paid or made any dividend or distribution on any class of security, except in the ordinary course consistent with past practice.

(oo) Financial Statements. The historical financial statements (including the related notes) included in the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) comply as to form in all material respects with the requirements of Regulation S-X under the Securities Act and present fairly the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods involved. The summary historical and financial data included in the most recent Preliminary Prospectus and the Prospectus (and any amendment or supplement thereto) under the captions “Capitalization,” “Ratio of Earnings to Fixed Charges,” “Selected Financial Data” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” are accurately presented in all material respects and prepared on a basis consistent with the audited and unaudited historical consolidated financial statements from which such data has been derived.

(pp) Statistical and Market-Related Data. The statistical and market-related data included under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business, Risk Factors and Properties” in the most recent Preliminary Prospectus and the Prospectus and the consolidated financial statements of the Partnership and its subsidiaries included in the most recent Preliminary Prospectus and the Prospectus are based on or derived from sources that the Partnership believes to be reliable and accurate in all material respects and the Partnership has obtained the written consent to the use of such data from such sources to the extent required.

(qq) Independent Registered Public Accounting Firm. KPMG LLP, who has certified certain financial statements of the Partnership and its consolidated subsidiaries, whose reports appear in the most recent Preliminary Prospectus and the Prospectus and who has delivered the initial letter referred to in Section 6(g) hereof, is an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations was an independent registered public accounting firm as required by the Securities Act and the Rules and Regulations during the periods covered by the financial statements on which they reported contained in the most recent Preliminary Prospectus and the Prospectus.

(rr) Title to Properties. At each Delivery Date, each of the Partnership Parties will have good and indefeasible title to all real property and good and marketable title to all personal property described in the most recent Preliminary Prospectus and the Prospectus as being owned by them, in each case free and clear of all liens, encumbrances and defects, except (i) such as are described in the most recent Preliminary Prospectus and the Prospectus and (ii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the most recent Preliminary Prospectus and the Prospectus; all real property and buildings held under lease or license by the Partnership Entities are held by them under valid and subsisting and enforceable leases or licenses with such exceptions as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are to be used in the future as described in the most recent Preliminary Prospectus and the Prospectus. For purposes of this Underwriting Agreement, the phrase “good and indefeasible title” to all real property shall mean, with respect to any real property interest, and subject to the terms, conditions, and provisions contained in the realty deeds and leases creating such real property interest, that the ownership, rights, possession and title in the jurisdiction and locale where the real property interest is located, is in each case legally sufficient in all material respects to conduct the business and operations of the Partnership Entities as described in the Preliminary Prospectus and the Prospectus under the caption “Business, Risk Factors and Properties,” as such business and operations relate to the location of such real property interest, and is free and clear of all liens, claims, security interests or other encumbrances excepting (in each case) permitted encumbrances, such title defects, and imperfections, limitations, correlative rights, or appurtenant rights or obligations contained in, arising from or created by the instrument under which any of the Partnership Entities hold title to such real property interest or contained in its chain of title thereto, which do not materially and adversely effect current or intended use or operation of the subject real property interest or which are capable of being routinely addressed, cured, avoided or assumed in the ordinary course of business and land management of the Partnership Entities.

(ss) Rights-of Way. At each Delivery Date, each of the Partnership Entities will have such consents, easements, rights-of-way or licenses from any person (“rights-of-way”) as are necessary to conduct their business in the manner described in the most recent Preliminary Prospectus and the Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and the Prospectus and except for such rights-of-way which, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to such rights-of-way and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and, except as described in the most recent Preliminary Prospectus and the Prospectus, none of such rights-of-way contains any restriction that is materially burdensome to the Partnership Entities considered as a whole.

(tt) Insurance. The Partnership Entities maintain insurance covering their properties, operations, personnel and businesses against such losses and risks as are reasonably adequate to protect them and their businesses in a manner consistent with other businesses similarly situated. None of the Partnership Entities has received notice from any insurer or agent of such insurer that material capital improvements or other material expenditures will have to be made in order to continue such insurance as of the Initial Delivery Date, and all such insurance is outstanding and duly in force on the date hereof and will be outstanding and duly in force on each Delivery Date.

(uu) Investment Company. None of the Partnership Entities is, and as of the applicable Delivery Date and, after giving effect to the offer and sale of the Offered Units and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Preliminary Prospectus and the Prospectus, none of them immediately after the applicable Delivery Date will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of such term under the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

(vv) Litigation. Except as described in the most recent Preliminary Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which any of the Partnership Entities is a party or of which any property or assets of any of the Partnership Entities are subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of the transactions contemplated hereby, and, to the Partnership’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others.

(ww) Legal Proceedings or Contracts to be Described or Filed. There are no legal or governmental proceedings or contracts or other documents of a character required to be described in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. None of the Partnership Entities has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof; and that statements made in the most recent Preliminary Prospectus and the Prospectus under the captions “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business, Risk Factors and Properties” and

“Legal Proceedings” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.

(xx) Certain Relationships and Related Transactions. Except as described in the most recent Preliminary Prospectus and the Prospectus, no relationship, direct or indirect, exists between or among the Partnership Entities, on the one hand, and the directors, officers, equityholders, customers or suppliers of the any of the Partnership Entities, on the other hand, that is required to be described in the most recent Preliminary Prospectus or the Prospectus which is not so described.

(yy) No Labor Dispute. No labor disturbance by the employees of any of the Partnership Entities exists or, to the knowledge of the Partnership, is imminent that could reasonably be expected to have a Material Adverse Effect.

(zz) ERISA. As of the Initial Delivery Date, (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) for which any of the Partnership Entities or any member of the “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) of any of the Partnership Entities would have any liability (each a “Plan”) has been maintained in all material respects in compliance with its terms and with the material requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) with respect to each Plan subject to Title IV of ERISA (a) no “reportable event” (within the meaning of Section 4043(c) of ERISA and for which the 30-day reporting requirement has not been waived) has occurred or is reasonably expected to occur, (b) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (c) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined on an ongoing basis based on those assumptions used to fund such Plan) and (d) none of the Partnership Entities or any member of the Controlled Group of any of the Partnership Entities has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the PBGC in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(c)(3) of ERISA), in each case that could reasonably be expected to have a Material Adverse Effect; and (iii) each Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(aaa) Tax Returns. Each of the Partnership Entities has filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due thereon, and no tax deficiency has been determined adversely to any of the Partnership Entities, nor do any of the Partnership Entities have any knowledge of any tax deficiencies that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(bbb) Books and Records; Accounting Controls. Each of the Partnership Entities (i) makes and keeps books, records and accounts, which, in reasonable detail, accurately and fairly reflect transactions and dispositions of assets and (ii) maintains and has maintained effective internal control over financial reporting as defined in Rule 13a-15 under the Exchange Act and a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(ccc) Disclosure Controls and Procedures. (i) The Partnership has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership in the reports it files or will file or submit under the Exchange Act, as applicable, is accumulated and communicated to management of the Partnership including its respective principal executive officers and principal financial officers, as appropriate, to allow such officers to make timely decisions regarding required disclosure and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(ddd) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by KPMG LLP and the audit committee of the board of directors of NuStar GP, (i) the Partnership has not been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any such entities to record, process, summarize and report financial data, or any material weaknesses in internal controls or (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of any such entity, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(eee) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of any of NuStar GP’s directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”).

(fff) Critical Accounting Policies. The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Critical

Accounting Policies” in the most recent Preliminary Prospectus and the Prospectus accurately and fully describes (A) the accounting policies that the Partnership believes are the most important in the portrayal of the financial condition and results of operations of the Partnership, and that require management’s most difficult, subjective or complex judgments (“Critical Accounting Policies”); (B) the judgments and uncertainties affecting the application of Critical Accounting Policies; and (C) the likelihood that materially different amounts would be reported under different conditions or using different assumptions and an explanation thereof.

(ggg) Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its properties and to conduct its businesses in the manner described in the most recent Preliminary Prospectus and the Prospectus, subject to such qualifications as may be set forth in the most recent Preliminary Prospectus and the Prospectus and except for such permits which, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed all its material obligations with respect to the Permits which are due to have been fulfilled and performed by such date, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder of any such Permits, except for any of the foregoing that would not reasonably be expected to have a Material Adverse Effect; and, except as described in the most recent Preliminary Prospectus and the Prospectus, none of the Permits contain any restriction that is materially burdensome to the Partnership Entities considered as a whole.

(hhh) Environmental Compliance. Each of the Partnership Entities (i) is in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of such entity under applicable Environmental Laws to conduct its businesses, (iii) are in compliance with all terms and conditions of any such permits and (iv) does not have any liability in connection with the release into the environment of any Hazardous Material, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits or liability in connection with such releases would not, individually or in the aggregate, have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

(iii) No Restrictions on Distributions. None of the Operating Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends or other distributions, as applicable, to the Partnership, from repaying to the Partnership any loans or advances to such Operating Subsidiary from the Partnership or from transferring any of such Operating Subsidiary’s property or assets to the Partnership or any other Operating Subsidiary of the Partnership, except as described in or contemplated by (A) the most recent Preliminary Prospectus and the Prospectus, (B) the organizational documents of the Operating Subsidiaries or (C) the periodic and current reports filed by the Partnership with the Commission pursuant to the Exchange Act.

(jjj) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed and, prior to the later to occur of any Delivery Date and completion of the distribution of the Offered Units, will distribute any offering material in connection with the offering and sale of the Offered Units other than any Preliminary Prospectus, the Prospectus and any Issuer Free Writing Prospectus to which the Representatives have consented in accordance with Section 1(i) or 4(a)(vi) or as set forth on Schedule IV hereto.

(kkk) Market Stabilization. The Partnership has not taken and will not take, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership to facilitate the sale or resale of the Offered Units.

(lll) Listing on the New York Stock Exchange. The Offered Units have been approved for listing on the New York Stock Exchange.

Any certificate signed by any officer on behalf of the Partnership and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Offered Units shall be deemed a representation and warranty by the Partnership, as to matters covered thereby, to each Underwriter.

2. Purchase of the Offered Units by the Underwriters. On the basis of the representations and warranties contained in, and subject to the terms and conditions of, this Agreement, the Partnership agrees to sell the Firm Units to the several Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase the number of Firm Units set forth opposite that Underwriter’s name in Schedule I hereto. The respective purchase obligations of the Underwriters with respect to the Firm Units shall be rounded among the Underwriters to avoid fractional units, as the Representatives may determine.

In addition, the Partnership grants to the Underwriters an option to purchase up to 390,000 Option Units. Such option is exercisable in the event that the Underwriters sell more Offered Units than the number of Firm Units in the offering and as set forth in Section 3 hereof. Each Underwriter agrees, severally and not jointly, to purchase the number of Option Units (subject to such adjustments to eliminate fractional Offered Units as the Representatives may determine) that bears the same proportion to the total number of Option Units to be sold on such Delivery Date as the number of Firm Units set forth in Schedule I hereto opposite the name of such Underwriter bears to the total number of Firm Units.

The price of both the Firm Units (other than the Affiliate Units) and any Option Units purchased by the Underwriters shall be $54.912 per unit and the price of the Affiliate Units (except as otherwise provided in Section 6(o)) shall be $57.20 per unit.

The Partnership shall not be obligated to deliver any of the Firm Units or the Option Units to be delivered on the applicable Delivery Date, except upon payment for all such Offered Units to be purchased on such Delivery Date as provided herein.

3. Delivery of and Payment for the Offered Units. Delivery of and payment for the Firm Units shall be made at 10:00 A.M., New York City time, on the fourth full business day following the date of this Agreement or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. This date and time are sometimes referred to as the “Initial Delivery Date.” Delivery of the Firm Units shall be made to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Firm Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the accounts specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Firm Units through the facilities of the Depository Trust Company unless the Representatives shall otherwise instruct.

The option granted in Section 2 will expire at 5:00 p.m., New York City time on the 30th day after the date of this Agreement and may be exercised in whole or from time to time in part by written notice being given to the Partnership by the Representatives; provided that if such date falls on a day that is not a business day, the option granted in Section 2 will expire on the next succeeding business day. Such notice shall set forth the aggregate number of Option Units as to which the option is being exercised, the names in which the Option Units are to be registered, the denominations in which the Option Units are to be issued and the date and time, as determined by the Representatives, when the Option Units are to be delivered; provided, however, that this date and time shall not be earlier than the Initial Delivery Date nor earlier than the third business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Each date and time the Option Units are delivered is sometimes referred to as an “Option Unit Delivery Date,” and the Initial Delivery Date and any Option Unit Delivery Date are sometimes each referred to as a “Delivery Date.”

Delivery of the Option Units by the Partnership and payment for the Option Units by the several Underwriters through the Representatives shall be made at 10:00 A.M., New York City time, on the date specified in the corresponding notice described in the preceding paragraph or at such other date or place as shall be determined by agreement between the Representatives and the Partnership. On the Option Unit Delivery Date, the Partnership shall deliver or cause to be delivered the Option Units to the Representatives for the account of each Underwriter against payment by the several Underwriters through the Representatives and of the respective aggregate purchase prices of the Option Units being sold by the Partnership to or upon the order of the Partnership of the purchase price by wire transfer in immediately available funds to the account specified by the Partnership. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligation of each Underwriter hereunder. The Partnership shall deliver the Option Units through the facilities of Depository Trust Company unless the Representatives shall otherwise instruct.

4. Further Agreements of the Partnership Parties.

(a) Each of the Partnership Parties agrees:

(i) Preparation of Prospectus and Registration Statement. To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Securities Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Delivery Date except as provided herein; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment or supplement to the Registration Statement or the Prospectus has been filed and to furnish or make available to the Representatives copies thereof; to file promptly all reports and any definitive proxy or information statements required to be filed by each of the Partnership Parties with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of the Prospectus and for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Units; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus, of the suspension of the qualification of the Offered Units for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding or examination for any such purpose, of any notice from the Commission objecting to the use of the form of the Registration Statement or any post-effective amendment thereto or of any request by the Commission for the amending or supplementing of the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

(ii) Payment of Filing Fees. To pay the applicable Commission filing fees relating to the Common Units within the time required by Rule 456(b)(1) without regard to the proviso therein;

(iii) Signed Copies of Registration Statement. To furnish promptly to the Representatives and to counsel for the Underwriters a signed copy of the Registration Statement as originally filed with the Commission, and each amendment thereto filed with the Commission, including all consents and exhibits filed therewith;

(iv) Copies of Documents to Underwriters. To deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (A) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits other than this Agreement and the computation of per unit earnings), (B) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus, (C) each Issuer Free Writing Prospectus and (D) any document incorporated by reference in any Preliminary Prospectus or the Prospectus; and, if the delivery of a prospectus is required at any time after the date hereof in connection with the offering or sale of the Offered Units or any other securities relating thereto and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Securities Act or the Exchange Act, to notify the Representatives and, upon its request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus that will correct such statement or omission or effect such compliance;

(v) Filing of Amendment or Supplement. To file promptly with the Commission any amendment or supplement to the Registration Statement or the Prospectus that may, in the judgment of the Partnership or, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Units, the Representatives, be required by the Securities Act or requested by the Commission; prior to filing with the Commission any amendment or supplement to the Registration Statement or to the Prospectus, any document incorporated by reference in the Prospectus or any amendment to any document incorporated by reference in the Prospectus, to furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing for so long as the delivery of a prospectus is required in connection with the offering or sale of the Offered Units;

(vi) Issuer Free Writing Prospectus. Not to make any offer relating to the Offered Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Representatives; to retain in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses not required to be filed pursuant to the Rules and Regulations; and if at any time after the date hereof any events shall have occurred as a result of which any Issuer Free Writing Prospectus, as then amended or supplemented, would conflict with the information in the Registration Statement, the most recent Preliminary Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement any Issuer Free Writing Prospectus, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Issuer Free Writing Prospectus that will correct such conflict, statement or omission or effect such compliance;

(vii) Reports to Security Holders. As soon as practicable after the Effective Date (it being understood that the Partnership shall have until at least 410 days or, if the fourth quarter following the fiscal quarter that includes the Effective Date is the last fiscal quarter of the Partnership’s fiscal year, 455 days after the end of the Partnership’s current fiscal quarter), to make generally available to the Partnership’s security holders and to deliver to the Representatives an earnings statement of the Partnership and its subsidiaries (which need not be audited) complying with Section 11(a) of the Securities Act and the Rules and Regulations (including, at the option of the Partnership, Rule 158);

(viii) Qualifications. Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Offered Units for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Offered Units; provided that in connection therewith the Partnership shall not be required to (i) qualify as a foreign limited partnership in any jurisdiction in which it would not otherwise be required to so qualify, (ii) file a general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any jurisdiction in which it would not otherwise be subject;

(ix) Lock-Up Period; Lock-Up Letters. For a period commencing on the date hereof and ending on the 90th day after the date of the Prospectus (the “Lock-Up Period”), not to, directly or indirectly, (1) offer for sale, sell, pledge or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units or securities convertible into or exchangeable for Common Units (other than the Offered Units and Common Units issued pursuant to employee benefit plans, option plans or other employee compensation plans existing on the date hereof), or sell or grant options, rights or warrants with respect to any Common Units or securities convertible into or exchangeable for Common Units (other than the grant of options pursuant to option plans existing on the date hereof), (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of such Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) file or cause to be filed a registration statement, including any amendments, with respect to the registration of any Common Units or securities convertible, exercisable or exchangeable into Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, in each case without the prior written consent of the Representatives on behalf of the Underwriters, and to cause each officer, director and affiliate of NuStar GP set forth on Schedule III hereto to furnish to the Representatives, prior to the Initial Delivery Date, a letter or letters, substantially in the form of Exhibit A hereto (the “Lock-Up Agreements”); notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, NuStar Holdings or the Partnership issues an earnings release or material news or a material event relating to NuStar GP Holdings or the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, NuStar Holdings or the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed in this Section 4(a)(ix) shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives, on behalf of the Underwriters, waive such extension in writing;

(x) Use of Proceeds. To apply the net proceeds from the sale of the Offered Units being sold by the Partnership as set forth in the Prospectus;

(b) Use of “Issuer Information” in “Free Writing Prospectus.” Each Underwriter severally agrees that such Underwriter shall not include any “issuer information” (as defined in Rule 433) in any “free writing prospectus” (as defined in Rule 405) used or referred to by such Underwriter without the prior consent of the Partnership (any such issuer information with respect to whose use the Partnership has given its consent, “Permitted Issuer Information”); provided that (i) no such consent shall be required with respect to any such issuer information contained in any document filed by the Partnership with the Commission prior to the use of such free writing prospectus and (ii) “issuer information,” as used in this Section 4, shall not be deemed to include information prepared by or on behalf of such Underwriter on the basis of or derived from issuer information.

5. Expenses. The Partnership agrees, whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, that it will pay or cause to be paid all costs, expenses, fees and taxes incident to and in connection with (a) the authorization, issuance, sale and delivery of the Offered Units and any stamp duties or other taxes payable in that connection, and the preparation and printing of certificates for the Offered Units; (b) the preparation, printing and filing under the Securities Act of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto; (c) the distribution of the Registration Statement (including any exhibits thereto), any Preliminary Prospectus, the Prospectus, any Issuer Free Writing Prospectus and any amendment or supplement thereto, or any document incorporated by reference therein, all as provided in this Agreement; (d) the preparation, printing, authentication, issuance and delivery of certificates for the Offered Units, including any stamp or transfer taxes in connection with the sale of the Offered Units; (e) services provided by the transfer agent or registrar; (f) the production and distribution of this Agreement, any supplemental agreement among Underwriters, and any other related documents in connection with the offering, purchase, sale and delivery of the Offered Units; (g) any review by the NASD of the terms of sale of the Offered Units (including related fees and expenses of counsel to the Underwriters); (h) the listing of the Offered Units on the New York Stock Exchange or any other exchange; (i) any transfer fees or taxes relating to the transfer of the Offered Units to the Underwriters; (j) the qualification of the Offered Units under the securities laws of the several jurisdictions as provided in Section 4(a)(viii)) and the preparation, printing and distribution of a Blue Sky Memorandum (including related fees and expenses of counsel to the Underwriters); (k) the investor presentations on any “road show” undertaken in connection with the marketing of the Offered Units, including, without limitation, expenses associated with any electronic roadshow, travel and lodging expenses of the Representatives and officers of the Partnership and half of the cost of any aircraft chartered in connection with the road show; and (l) all other costs and expenses incident to the performance of the obligations of the Partnership Parties under this Agreement; provided that, except as provided in this Section 5 and in Section 10, the Underwriters shall pay their own costs and expenses, including the costs and expenses of their counsel and the expenses of advertising any offering of the Offered Units made by the Underwriters.

6. Conditions of Underwriters’ Obligations. The respective obligations of the Underwriters hereunder are subject to the accuracy, when made and on each Delivery Date, of the representations and warranties of the Partnership Parties contained herein, to the accuracy of the statements of the Partnership Parties and the officers of NuStar GP, on behalf of the Partnership, made in any certificates delivered pursuant hereto, to the performance by the Partnership Parties of their respective obligations hereunder, and to each of the following additional terms and conditions:

(a) The Prospectus shall have been timely filed with the Commission in accordance with Section 4(a)(i); no stop order suspending the effectiveness of the Registration Statement or preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus shall have been issued and no proceeding or examination for such purpose shall have been initiated or threatened by the Commission; any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with; and the Commission shall not have notified the Partnership of any objection to use of the form of the Registration Statement.

(b) No Underwriter shall have discovered and disclosed to the Partnership on or prior to such Delivery Date that the Registration Statement, the Prospectus or the Pricing Disclosure Package, or any amendment or supplement thereto, contains an untrue statement of a fact which, in the opinion of Baker Botts L.L.P., counsel for the Underwriters, is material or omits to state a fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(c) All corporate, partnership and limited liability company proceedings and other legal matters incident to the authorization, form and validity of this Agreement, the Offered Units, the Registration Statement, the Prospectus and any Issuer Free Writing Prospectus, and all other legal matters relating to this Agreement and the transactions contemplated hereby shall be reasonably satisfactory in all material respects to counsel for the Underwriters, and the Partnership Parties shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

(d) Andrews Kurth LLP shall have furnished to the Representatives its written opinion, as counsel to the Partnership Parties, addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-1.

(e) Bradley C. Barron, Senior Vice President, General Counsel and Secretary of NuStar GP, shall have furnished to the Representatives a written opinion addressed to the Underwriters and dated such Delivery Date, in form and substance reasonably satisfactory to the Representatives, substantially in the form attached hereto as Exhibit B-2.

(f) The Representatives shall have received from Baker Botts L.L.P., counsel for the Underwriters, such opinion or opinions, dated such Delivery Date, with respect to the sale of the Offered Units, the Registration Statement, the Prospectus and the Pricing Disclosure Package and other related matters as the Representatives may reasonably require, and the Partnership Parties shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.

(g) At the time of execution of this Agreement, the Representatives shall have received from KPMG LLP a letter or letters, in form and substance satisfactory to the Representatives, addressed to the Underwriters and dated the date hereof (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, and (ii) stating, as of the date hereof (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the most recent Preliminary Prospectus, as of a date not more than five days prior to the date hereof), the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings.

(h) With respect to the letters of KPMG LLP referred to in the preceding paragraph and delivered to the Representatives concurrently with the execution of this Agreement (the “initial letter”), the Partnership shall have furnished to the Representatives a letter (the “bring-down letter”) of such accountant, addressed to the Underwriters and dated such Delivery Date (i) confirming that it is an independent registered public accounting firm within the meaning of the Securities Act and is in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of the date of the bring-down letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Prospectus, as of a date not more than three days prior to the date of the bring-down letter), the conclusions and findings of such firm with respect to the financial information and other matters covered by the initial letter and (iii) confirming in all material respects the conclusions and findings set forth in the initial letter.

(i) The Partnership shall have furnished to the Representatives a certificate, dated such Delivery Date, signed on behalf of the Partnership by (1) the President and Chief Executive Officer of NuStar GP and (2) the Senior Vice President, Chief Financial Officer and Treasurer of NuStar GP, stating that:

(i) The representations, warranties and agreements of the Partnership Parties in Section 1 are true and correct on and as of such Delivery Date, and that each of the Partnership Parties has complied with all of its respective agreements contained herein and satisfied all of the respective conditions on its part to be performed or satisfied hereunder at or prior to such Delivery Date;

(ii) No stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened; and the Commission has not notified the Partnership of any objection to the use of the form of the Registration Statement or any post-effective amendment thereto; and

(iii) They have carefully examined the Registration Statement, the Prospectus and the Pricing Disclosure Package, and nothing has come to their attention that would lead them to believe that, (A) (1) the Registration Statement, as of the Effective Date, (2) the Prospectus, as of its date and on the applicable Delivery Date, or (3) the Pricing Disclosure Package, as of the Applicable Time, did or do contain any untrue statement of a material fact and did or do omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading or (B) since the Effective Date, an event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any Issuer Free Writing Prospectus that has not been so set forth;

(j) Except as described in the most recent Preliminary Prospectus, (i) none of the Partnership Entities shall have sustained, since the date of the latest audited financial statements included in the most recent Preliminary Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) since such date there shall not have been any change in the capitalization or long-term debt of any of the Partnership Entities or any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), results of operations, equity, properties, management, business or prospects of any of the

Partnership Entities taken as a whole, the effect of which, in any such case described in clause (i) or (ii), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Offered Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(k) No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body which would, as of such Delivery Date, prevent the issuance or sale of the Common Units; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued as of such Delivery Date which would prevent the issuance or sale of the Common Units.

(l) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market, or trading in any securities of the Partnership on any exchange or in the over-the-counter market, shall have been suspended or materially limited or the settlement of such trading generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or such market by the Commission, by such exchange or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities, (iii) the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions, including, without limitation, as a result of terrorist activities after the date hereof (or the effect of international conditions on the financial markets in the United States shall be such), as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the public offering or delivery of the Offered Units being delivered on such Delivery Date on the terms and in the manner contemplated in the Prospectus.

(m) The New York Stock Exchange shall have approved the Offered Units for listing.

(n) The Lock-Up Agreements between the Representatives and the officers and directors of NuStar GP set forth on Schedule III delivered to the Representatives on or before the date of this Agreement, shall be in full force and effect on such Delivery Date.

(o) The Underwriters shall have received from William E. Greehey a letter agreement in the form of Exhibit C hereto; provided, however, that notwithstanding anything to the contrary in this Agreement, if William E. Greehey does not purchase 168,000 Affiliate Units as set forth on Exhibit C hereto, such Affiliate Units shall be offered to the public as part of the public offering contemplated hereby, in which case such Affiliate Units shall be purchased from the Partnership by the Underwriters at a price equal to the price of the Firm Units as set for in Section 2.

All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

7. Indemnification and Contribution.

(a) Each of the Partnership Parties, jointly and severally, shall indemnify and hold harmless each Underwriter, its directors, officers and employees and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of the Offered Units), to which that Underwriter, director, officer, employee or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in (A) any Preliminary Prospectus, the Registration Statement, the Prospectus or in any amendment or supplement thereto, (B) any Issuer Free Writing Prospectus or in any amendment or supplement thereto or (C) any Permitted Issuer Information used or referred to in any “free writing prospectus” (as defined in Rule 405) used or referred to by any Underwriter or (D) any “road show” (as defined in Rule 433) not constituting an Issuer Free Writing Prospectus (a “Non-Prospectus Road Show”), (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any act or failure to act or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Offered Units or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided that no Partnership Party shall be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct), and shall reimburse each Underwriter and each such director, officer, employee or controlling person promptly upon demand for any legal or other expenses reasonably incurred by that Underwriter, director, officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that no Partnership Party shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any such amendment or supplement thereto or in any Permitted Issuer Information or any Non-Prospectus Road Show, in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of any Underwriter specifically for inclusion therein, which information consists solely of the information specified in Section 7(e). The foregoing indemnity agreement is in addition to any liability which the Partnership Parties may otherwise have to any Underwriter or to any director, officer, employee or controlling person of that Underwriter.

(b) Each Underwriter, severally and not jointly, shall indemnify and hold harmless each of the Partnership Parties, their respective directors, managers, officers and employees, and each person, if any, who controls any of the Partnership Parties within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which such person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, or (ii) the omission or alleged omission to state in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Non-Prospectus Road Show, any material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Partnership through the Representatives by or on behalf of that Underwriter specifically for inclusion therein, which information is limited to the information set forth in Section 7(e). The foregoing indemnity agreement is in addition to any liability that any Underwriter may otherwise have to any of the Partnership Parties or any such director, manager, officer, employee or controlling person.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under Section 7(a) or 7(b) except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 7. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 7 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Representatives shall have the right to employ counsel to represent jointly the Representatives and those other

Underwriters and their respective directors, officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Underwriters against any of the Partnership Parties under this Section 7 if (i) the Partnership Parties and the Underwriters shall have so mutually agreed; (ii) the Partnership Parties have failed within a reasonable time to retain counsel reasonably satisfactory to the Underwriters; (iii) the Underwriters and their respective directors, officers, employees and controlling persons shall have reasonably concluded that there may be legal defenses available to them that are different from or in addition to those available to the Partnership Parties; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Underwriters or their respective directors, officers, employees or controlling persons, on the one hand, and the Partnership Parties, on the other hand, and representation of both sets of parties by the same counsel would be inappropriate due to actual or potential differing interests between them, and in any such event the fees and expenses of such separate counsel shall be paid by the Partnership Parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or 7(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other hand, from the sale of the Offered Units or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership, on the one hand, and the Underwriters, on the other hand, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Partnership, on the one hand, and the Underwriters, on the other hand, with respect to such sale shall be deemed to be in the same proportion as the total net proceeds from the sale of the Offered Units purchased under this Agreement (before deducting expenses) received by the Partnership, as set forth in the table on the cover page of the Prospectus, on the one hand, and the total underwriting discounts and commissions received by the Underwriters with respect to the Offered Units purchased under this Agreement, as set forth in the table on the cover page of the Prospectus, on the other hand. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriters, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Partnership Parties and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purposes of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), no Underwriter shall be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Offered Units underwritten by it exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute as provided in this Section 7(d) are several in proportion to their respective underwriting obligations and not joint.

(e) The Underwriters severally confirm and each of the Partnership Parties acknowledges and agrees that the statements regarding delivery of units by the Underwriters set forth on the cover page of, the statements related to the release of the lock-up agreements appearing under the caption “Underwriting—Lock-Up Agreements,” the sentences related to concession and reallowance figures appearing under the caption “Underwriting—Commissions and Expenses” and the statements relating to stabilization by the Underwriters appearing under the caption “Underwriting—Stabilization, Short Positions and Penalty Bids” in, the most recent Preliminary Prospectus and the Prospectus are correct and constitute the only information concerning such Underwriters furnished in writing to the Partnership by or on behalf of the Underwriters specifically for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, any Issuer Free Writing Prospectus or in any amendment or supplement thereto or in any Marketing Materials.

8. Defaulting Underwriters. If, on any Delivery Date, any Underwriter defaults in the performance of its obligations under this Agreement, the remaining non-defaulting Underwriters shall be obligated to purchase the Offered Units that the defaulting Underwriter agreed but failed to purchase on such Delivery Date in the respective proportions which the number of Firm Units set forth opposite the name of each remaining non-defaulting Underwriter in Schedule I hereto bears to the total number of Firm Units set forth opposite the names of all the remaining non-defaulting Underwriters in Schedule I hereto; provided, however, that the remaining non-defaulting Underwriters shall not be obligated to purchase any of the Offered Units on such Delivery Date if the total number of Offered Units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such date exceeds 9.09% of the total number of Offered Units to be purchased on such Delivery Date, and any remaining non-defaulting Underwriter shall not be obligated to purchase more than 110% of the number of Offered Units that it agreed to purchase on such Delivery Date pursuant to the terms of Section 2. If the foregoing maximums are exceeded, the remaining non-defaulting Underwriters, or those other underwriters satisfactory to the Representatives who so agree, shall have the right, but shall not be obligated, to purchase, in such proportion as may be agreed upon among them, all the Offered Units to be purchased on such Delivery Date. If the remaining Underwriters or other underwriters satisfactory to the Representatives do not elect to purchase the units that the defaulting Underwriter or Underwriters agreed but failed to purchase on such Delivery Date, this Agreement (or, with respect to any Option Unit Delivery Date, the obligation of the Underwriters to purchase, and of the Partnership to sell, the Option Units) shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership Parties, except that the Partnership will continue to be liable for the payment of expenses to the extent set forth in Sections 5 and 10. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context requires otherwise, any party not listed in Schedule I hereto that, pursuant to this Section 8, purchases Offered Units that a defaulting Underwriter agreed but failed to purchase.

Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Partnership Parties for damages caused by its default. If other Underwriters are obligated or agree to purchase the Offered Units of a defaulting or withdrawing Underwriter, either the Representatives or the Partnership may postpone the Delivery Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Partnership or counsel for the Underwriters may be necessary in the Registration Statement, the Prospectus or in any other document or arrangement.

9. Termination. The obligations of the Underwriters hereunder may be terminated by the Representatives by notice given to and received by the Partnership prior to delivery of and payment for the Firm Units if, prior to that time, any of the events described in Sections 6(j) or 6(k) shall have occurred or if the Underwriters shall decline to purchase the Offered Units for any reason permitted under this Agreement.

10. Reimbursement of Underwriters’ Expenses. If the Partnership shall fail to tender the Offered Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any Partnership Party to perform any agreement on their part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Partnership Parties is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Offered Units for any reason permitted under this Agreement, the Partnership will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by the Underwriters in connection with this Agreement and the proposed purchase of the Offered Units, and upon demand the Partnership shall pay the full amount thereof to the Representatives. If this Agreement is terminated pursuant to Section 8 by reason of the default of one or more Underwriters, the Partnership shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.

11. Research Analyst Independence. The Partnership acknowledges that the Underwriters’ research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that such Underwriters’ research analysts may hold views and make statements or investment recommendations or publish research reports with respect to the Partnership and/or the offering of the Offered Units that differ from the views of their respective investment banking divisions. The Partnership hereby waives and releases, to the fullest extent permitted by law, any claims that the Partnership may have against the Underwriters with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Partnership by such Underwriters’ investment banking divisions. The Partnership acknowledges that each of the Underwriters is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

12. No Fiduciary Duty. The Partnership Parties acknowledge and agree that in connection with this offering, sale of the Offered Units or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Partnership Parties and any other person, on the one hand, and the Underwriters, on the other hand, exists; (ii) the Underwriters are not acting as advisors, expert or otherwise, to any of the Partnership Parties, including, without limitation, with respect to the determination of the public offering price of the Offered Units, and such relationship between the Partnership Parties, on the one hand, and the Underwriters, on the other hand, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Partnership Parties shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their respective affiliates may have interests that differ from those of the Partnership Parties. The Partnership Parties hereby waive any claims that the Partnership Parties may have against the Underwriters with respect to any breach of fiduciary duty in connection with this offering of Offered Units.

13. Notices, Etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

(a) if to the Underwriters, shall be delivered or sent by mail or facsimile transmission to Lehman Brothers Inc., 745 Seventh Avenue, New York, New York 10019, Attention: Syndicate Registration (Fax: 646-834-8133), with a copy, in the case of any notice pursuant to Section 7(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 10th Floor, New York, New York 10022 (Fax: 212-520-0421); and

(b) if to any of the Partnership Parties, shall be delivered or sent by mail or facsimile transmission to NuStar Energy L.P., 2330 N. Loop 1604 West, San Antonio, Texas 78248, Attention: Bradley C. Barron, Senior Vice President, General Counsel and Secretary (Fax: 210-918-5500).

Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Partnership Parties shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Underwriters by Lehman Brothers Inc.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Partnership Parties and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the Partnership Parties contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and employees of the Underwriters and each person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Securities Act and (B) the indemnity agreement of the Underwriters contained in Section 7(b) of this Agreement shall be deemed to be for the benefit of the directors and managers of the Partnership, the officers of the Partnership who have signed the Registration Statement and any person controlling the Partnership within the meaning of Section 15 of the Securities Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 14, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

15. Survival. The respective indemnities, representations, warranties and agreements of the Partnership Parties and the Underwriters contained in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Offered Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

16. Definition of the Terms “Business Day” and “Subsidiary.” For purposes of this Agreement, (a) “business day” means each Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close and (b) “subsidiary” has the meaning set forth in Rule 405.

17. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

18. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original but all such counterparts shall together constitute one and the same instrument.

19. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing correctly sets forth the agreement among the Partnership Parties and the Underwriters, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

NUSTAR ENERGY L.P.

By:	RIVERWALK LOGISTICS, L.P., its general partner

	By:	NUSTAR GP, LLC, its general partner

		By:	/s/ Bradley C. Barron
Bradley C. Barron
Senior Vice President, General Counsel and Secretary

RIVERWALK LOGISTICS, L.P.

By:	NUSTAR GP, LLC, its general partner

	By:	/s/ Bradley C. Barron
Bradley C. Barron
Senior Vice President, General Counsel and Secretary

NUSTAR GP, LLC

By:	/s/ Bradley C. Barron
Bradley C. Barron
Senior Vice President, General Counsel and Secretary

NUSTAR LOGISTICS, L.P.

By:	NUSTAR GP, INC., its general partner

	By:	/s/ Bradley C. Barron
Bradley C. Barron
Senior Vice President, General Counsel and Secretary

NUSTAR GP, INC.

By:	/s/ Bradley C. Barron
Bradley C. Barron
Senior Vice President, General Counsel and Secretary

KANEB PIPE LINE OPERATING PARTNERSHIP, L.P.

By:	KANEB PIPE LINE COMPANY, LLC, its general partner

	By:	/s/ Bradley C. Barron
Bradley C. Barron
Senior Vice President and Secretary

KANEB PIPE LINE COMPANY, LLC

By:	/s/ Bradley C. Barron
Bradley C. Barron
Senior Vice President and Secretary

Accepted:

LEHMAN BROTHERS INC.

For itself and as Representative of the several Underwriters named in Schedule I hereto

By:	/s/ Arlene Salmonson
Name:	Arlene Salmonson
Title:	Vice President

CITIGROUP GLOBAL MARKETS INC.

For itself and as Representative of the several Underwriters named in Schedule I hereto

By:	/s/ Dylan C. Tornay
Name:	Dylan C. Tornay
Title:	Vice President

SCHEDULE I

Underwriters	Firm Units
Lehman Brothers Inc.	715,000
Citigroup Global Markets Inc.	715,000
Goldman, Sachs & Co.	273,000
Morgan Stanley & Co. Incorporated	273,000
UBS Securities LLC	273,000
Wachovia Capital Markets, LLC	273,000
RBC Capital Markets Corporation	78,000

Total	2,600,000

Schedule I

SCHEDULE II

Operating Subsidiaries

Subsidiary	Jurisdiction of Formation	Foreign Qualifications	Ownership Percentage
Bicen Development Corporation N.V.	Netherlands Antilles	None	100%
Cooperatie NuStar Holdings UA.	Netherlands	None	100%
Diamond K Limited	Bermuda	None	100%
Kaneb, Inc.	Delaware	None	100%
Kaneb Investment, LLC	Delaware	None	100%
Kaneb LLC	Delaware	Texas	100%
Kaneb Management, LLC	Delaware	None	100%
Kaneb Management Company LLC	Delaware	None	100%
Kaneb Pipe Line Company LLC	Delaware	North Dakota, Texas	100%
Kaneb Pipe Line Holding Company, LLC	Delaware	None	100%
Kaneb Pipe Line Operating Partnership, L.P.	Delaware	Arkansas, Colorado, Illinois, Indiana, Iowa, Kansas, Louisiana, Minnesota, Missouri, Nebraska, North Dakota, Oregon, South Dakota, Texas, Washington, and Wyoming	100%
Kaneb Pipe Line Partners, L.P.	Delaware	Texas	100%
Kaneb Services LLC	Delaware	North Dakota	100%
Kaneb Terminals B.V.	Netherlands	None	100%
Kaneb Terminals (Eastham) Limited	England	None	100%
Kaneb Terminals Limited	England	None	100%
NuStar Asphalt Refining, LLC	Delaware	Appls. pending w/ Georgia, New Jersey, North Carolina	100%
NuStar Aviation, LLC	Delaware	Texas	100%
NuStar Energy Services, Inc.	Delaware	Louisiana, Texas	100%
NuStar Burgos, LLC	Delaware	None	100%
NuStar GP, Inc.	Delaware	California, Colorado, Kansas, New Mexico, Oklahoma, Texas	100%
NuStar Holdings B.V.	Netherlands	None	100%
NuStar Internacioncal, S.deR,K,de C.V.	Mexico	None	100%
NuStar Logistics, L.P.	Delaware	California, Colorado, Illinois, Kansas, Louisiana, New Jersey, New Mexico, Oklahoma, Texas	100%
NuStar Marketing LLC	Delaware	Alabama, Arizona, Arkansas, California, Colorado, Connecticut, Florida, Georgia, Illinois, Iowa, Kansas, Kentucky, Louisiana, Maine, Maryland, Massachusetts, Minnesota, Mississippi, Missouri, Montana, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, North Dakota, Oklahoma, Oregon, Rhode Island, South Carolina, South Dakota, Tennessee, Texas, Utah, Virginia, Washington, West Virginia, Wisconsin	100%
Petroburgos, S. de R.L. de C.V.	Mexico	None	100%
Point Tupper Marine Services Co.	Nova Scotia	None	100%
Ross Chemical & Storage Company Limited	England	None	100%

Schedule II

Saba Trustcompany N.V.	Netherlands Antilles	None	100%
Seven Seas Steamship Company (Saint Eustatius) N.V.	Netherlands Antilles	None	100%
Shore Terminals LLC	Delaware	California, Nevada, Oregon, Washington	100%
Skelly-Belvieu Pipeline Company, L.L.C.	Delaware	Texas	50%
ST Linden Terminal, LLC (joint venture)	Delaware	New Jersey	50%
StanTrans Holding, Inc.	Delaware	None	100%
StanTrans, Inc.	Delaware	Texas	100%
StanTrans Partners, L.P.	Delaware	Texas	100%
Statia Marine, Inc.	Cayman Islands	None	100%
Statia Technology, Inc.	Delaware	None	100%
Statia Terminals Antilles N.V.	Netherlands Antilles	None	100%
Statia Terminals Canada Co.	Nova Scotia	None	100%
Statia Terminals Canada Holdings Co	Nova Scotia	None	100%
Statia Terminals Canada Partnership	Nova Scotia	None	100%
Statia Terminals Corporation N.V.	Curacao, NA	None	100%
Statia Terminals Delaware, Inc.	Delaware	None	100%
Statia Terminals, Inc.	Delaware	Florida	100%
Statia Terminals International N.V.	Curacao, NA	None	100%
Statia Terminals Marine Services N.V.	Netherlands Antilles	None	100%
Statia Terminals New Jersey, Inc.	Delaware	New Jersey	100%
Statia Terminals N.V.	Netherlands Antilles	None	100%
Support Terminal Operating Partnership, L.P.	Delaware	Alabama, Arizona California, Florida, Georgia, Illinois, Indiana, Kansas, Louisiana, Maryland, Minnesota, New Jersey, New Mexico, Oklahoma, Pennsylvania, Texas, Virginia, Washington, Washington DC, Wisconsin	100%
Support Terminals Services, Inc.	Delaware	Alabama, Arizona, Arkansas, California, Florida, Georgia, Illinois, Indiana, Kansas, Louisiana, Minnesota, New Mexico, Oklahoma, Texas, Virginia, Washington, Washington D.C., Wisconsin	100%
Texas Energy Services LLC	Delaware	None	100%

Schedule II

SCHEDULE III

Persons Delivering Lock-up Agreements

Directors

William E. Greehey

J. Dan Bates

Dan J. Hill

Stan McLelland

Rodman D. Patton

Officers

Curtis V. Anastasio

Steven A. Blank

James R. Bluntzer

Bradley C. Barron

Mary F. Morgan

Thomas R. Shoaf

Affiliates

Riverwalk Holdings, LLC

Schedule III

SCHEDULE IV

Issuer Free Writing Prospectuses included in

Pricing Disclosure Package

Free Writing Prospectus filed by the Company pursuant to Rule 433 dated November 13, 2007

Schedule IV

SCHEDULE V

Additional Information in Pricing Disclosure Package

Common units offered to the public: 2,600,000, or 2,990,000 if the underwriters’ option to purchase additional Common Units is exercised in full.

Price to public per unit:	$57.20

Schedule V

EXHIBIT A

LOCK-UP LETTER AGREEMENT

LEHMAN BROTHERS INC.

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several

Underwriters named in Schedule I,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

Ladies and Gentlemen:

The undersigned understands that you (the “Representatives”) and certain other firms (the “Underwriters”) propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) providing for the purchase by the Underwriters of common units (the “Common Units”) representing limited partner interests in NuStar Energy L.P., a Delaware limited partnership (the “Partnership”), and that the Underwriters propose to reoffer the Common Units to the public (the “Offering”).

In consideration of the execution of the Underwriting Agreement by the Representatives on behalf of the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of the Representatives on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Common Units (including, without limitation, Common Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Common Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause, or otherwise attempt to cause, to be filed a registration statement, including any amendments thereto, with respect to the registration of any Common Units or securities convertible into or exercisable or exchangeable for Common Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the final prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, NuStar GP Holdings, as defined in the Underwriting Agreement, or the Partnership issues an earnings release or material news or a material event relating to NuStar GP Holdings or

LOCK-UP LETTER AGREEMENT

the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, NuStar GP Holdings or the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives waive such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Partnership and its transfer agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Lock-Up Letter Agreement.

It is understood that, if the Partnership notifies the Representatives that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this Lock-Up Letter Agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this Lock-Up Letter Agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Letter Agreement and that, upon request, the undersigned will execute any additional documents necessary in connection with the enforcement hereof. Any obligations of the undersigned shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

Very truly yours,

By:
Name:

Dated:

LOCK-UP LETTER AGREEMENT

EXHIBIT C

LETTER AGREEMENT FOR AFFILIATE PURCHASE

LEHMAN BROTHERS INC.

CITIGROUP GLOBAL MARKETS INC.

As Representatives of the several

Underwriters named in Schedule I,

c/o Lehman Brothers Inc.

745 Seventh Avenue

New York, New York 10019

November 13, 2007

Dear Sirs:

This letter is being delivered to you in connection with the proposed Underwriting Agreement (the “Underwriting Agreement”) among NuStar Energy L.P. (the “Partnership”), Riverwalk Logistics, L.P., NuStar GP, LLC, NuStar Logistics, L.P., NuStar GP, Inc., Kaneb Pipe Line Operating Partnership, L.P. and Kaneb Pipe Line Company, LLC, relating to an underwritten public offering (the “Offering”) of 2,600,000 common units representing limited partner interests (the “Common Units”), of the Partnership. Capitalized terms used herein have the meanings given them in the Underwriting Agreement.

Simultaneously with the closing of the public Offering, the Underwriters agree, severally, to sell to William E. Greehey, and William E. Greehey agrees to purchase from the Underwriters, at a price of $57.20 per Common Unit (which is the purchase price per Common Unit paid by the public to the Underwriters in the public Offering), 168,000 Common Units (the “Affiliate Units”).

In consideration of the execution of the Underwriting Agreement by the Underwriters, and for other good and valuable consideration, the undersigned hereby irrevocably agrees that, without the prior written consent of Lehman Brothers Inc. or Citigroup Global Markets Inc., on behalf of the Underwriters, the undersigned will not, directly or indirectly, (1) offer for sale, sell, pledge, or otherwise dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any Affiliate Units (including, without limitation, Affiliate Units that may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and Common Units that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for Affiliate Units, (2) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of the Affiliate Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Affiliate Units or other securities, in cash or otherwise, (3) make any demand for or exercise any right or cause, or otherwise attempt to cause, to be filed a registration statement, including any

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amendments thereto, with respect to the registration of any Affiliate Units or securities convertible into or exercisable or exchangeable for Affiliate Units or any other securities of the Partnership or (4) publicly disclose the intention to do any of the foregoing, for a period commencing on the date hereof and ending on the 90th day after the date of the final prospectus relating to the Offering (such 90-day period, the “Lock-Up Period”).

Notwithstanding the foregoing, if (1) during the last 17 days of the Lock-Up Period, NuStar GP Holdings or the Partnership issues an earnings release or material news or a material event relating to NuStar GP Holdings or the Partnership occurs or (2) prior to the expiration of the Lock-Up Period, NuStar GP Holdings or the Partnership announces that it will release earnings results during the 16-day period beginning on the last day of the Lock-Up Period, then the restrictions imposed by this Lock-Up Letter Agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the announcement of the material news or the occurrence of the material event, unless the Representatives waive such extension in writing. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Letter Agreement during the period from the date of this Lock-Up Letter Agreement to and including the 34th day following the expiration of the Lock-Up Period, it will give notice thereof to the Partnership and will not consummate such transaction or take any such action unless it has received written confirmation from the Partnership that the Lock-Up Period (as such may have been extended pursuant to this paragraph) has expired.

In furtherance of the foregoing, the Partnership and its Transfer Agent are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this letter agreement.

It is understood that, if the Partnership notifies you that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof that survive termination) shall terminate or be terminated prior to payment for and delivery of the Affiliate Units, the undersigned will be released from his obligations under this letter agreement.

The undersigned understands that the Partnership and the Underwriters will proceed with the Offering in reliance on this letter agreement.

Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.

William E. Greehey represents and warrants that it is purchasing the Affiliate Units for investment purposes only and has no present intention to resell the Affiliate Units. The undersigned further represents that he is not an “affiliate” (as defined in Conduct Rule 2720 of the NASD Manual) of an NASD member (as defined in Article 1 of the Bylaws of the Financial Industry Regulatory Authority) or an “associated person” (as defined in Article 1 of the Bylaws of the Financial Industry Regulatory Authority) of an NASD member.

Yours very truly,

William E. Greehey

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